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                                                                   Exhibit 10.38

January 15, 1999                                   By fax: 266-6016

Venture Seismic Ltd.
C/O Burstall Ward
Barristers and Solicitors
Calgary, Alberta

Attn: Scott Sangster


RE: DIRECTORSHIP


I hereby resign as a director of Venture Seismic Ltd., effective immediately.


Yours truly,


/s/ Michael Beninger
Michael Beninger



cc. Venture Seismic Ltd.
      By fax: 777-9080